UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2012

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012 (the “Termination Date”), Ray Harris resigned as President of MasTec, Inc., a Florida corporation (“MasTec”), to pursue other opportunities.

On the Termination Date, MasTec and Mr. Harris entered into a separation agreement (the “Separation Agreement”), pursuant to which Mr. Harris’ employment agreement with MasTec, dated January 25, 2010 (the “Original Employment Agreement”), was terminated, together with Mr. Harris’ employment with MasTec. Additionally, MasTec agreed to pay Mr. Harris his $500,000 guaranteed bonus for 2012, which would have otherwise become payable pursuant to the Original Employment Agreement, and Mr. Harris agreed that, notwithstanding the termination of the Original Employment Agreement, the covenants contained therein related to confidentiality, intellectual property, non-competition and non-solicitation would survive such termination. Also, 6,316 unvested shares of MasTec’s common stock, par value $0.10 per share, which had previously been granted to Mr. Harris, vested as of the Termination Date. The Separation Agreement additionally contains, among other things, customary mutual releases and non-disparagement provisions. The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated December 31, 2012, by and between MasTec, Inc. and Ray Harris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: January 4, 2013	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated December 31, 2012, by and between MasTec, Inc. and Ray Harris.